EXHIBIT 10.2

BACKSTOP COMMITMENT PURCHASE AGREEMENT

BACKSTOP COMMITMENT PURCHASE AGREEMENT (this “Agreement”), dated as of August __, 2018, by and between Delcath Systems, Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, including its successors and permitted assigns, a “Purchaser,” or in the aggregate with the Purchasers under the Agreements dated June 4, 2018 and July 20, 2018, the “Purchasers”).

WHEREAS:

WHEREAS, pursuant to a rights offering (the “Rights Offering”), the Company proposes to raise up to $50 million by distributing, at no charge, to holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the record date set by the Board of Directors of the Company (the “Board”) on or about July 1, 2018, non-transferable rights (the “Rights”) to subscribe for and purchase shares of the Company’s Common Stock;

WHEREAS, each Right will entitle the holder to subscribe for and purchase (the “Basic Subscription Right”) one share of Common Stock at a price of $1.75 per share (the “Subscription Price”), and each holder of Rights who exercises in full its Basic Subscription Right will be entitled to subscribe for additional shares of Common Stock, to the extent they are available, at the Subscription Price (the “Over-Subscription Right”), during the subscription period reasonably determined by the Board (the “Subscription Period”);

WHEREAS, the Company has extended the duration of the Rights Offering Subscription Period for an additional 30 days (the “Rights Offering Extension Period”) until an expiration date reasonably determined by the Board;

WHEREAS, the Company is offering to the Purchaser the opportunity to purchase (the “Backstop Offering”), at the Purchase Price (as defined below) and subject to the terms and conditions set forth in this Agreement, shares of Common Stock that are not issued in the Rights Offering pursuant to the stockholders’ exercise of their Basic Subscription Rights and Over-Subscription Rights (the “Unsubscribed Shares”); and

WHEREAS, the Purchasers are also parties to that certain Securities Purchase Agreement among the Company and the Purchasers, of even date herewith (the “Securities Purchase Agreement”);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the Company and the Purchaser agree as follows:

AGREEMENT:

1. CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Available Amount” means each Purchaser’s pro rata amount as identified on the signature pages of this Agreement of initially Thirty Million Dollars (US$30,000,000) (and up to Fifty Million Dollars (US$50,000,000) if rights of participation are exercised) in the aggregate, which amount shall be reduced by the gross proceeds raised by the Company in the Rights Offering, and then reduced by the Purchase Amount each time the Purchaser purchases shares of Common Stock pursuant to Section 2 hereof.

(b) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(c) “Beneficial Ownership Limitation” shall have the meaning set forth in Section 2(e) hereof.

(d) “Business Day” means any day on which the Principal Market is open for trading including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(e) “Change of Control” means:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (as defined below)), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company’s then-outstanding securities;

(ii) the Company is party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving or other entity outstanding immediately after such merger or consolidation;

(iii) the sale or disposition of all or substantially all of the Company’s assets (or consummation of any transaction, or series of related transactions, having similar effect);

(iv) the dissolution or liquidation of the Company; or

(v) any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing.

(f) Intentionally Omitted.

(g) “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(h) “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(i) “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(j) “Event of Default” shall have the meaning set forth in Section 11 hereof.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Purchaser Termination Event” means one of the following has occurred: (i) an Event of Default, subject to the expiration of any cure period under Section 12 hereof; (ii) a Material Adverse Effect; or (iii) a Change of Control of the Company.

(m) “Material Adverse Effect” means any set of circumstances or events which (i) is or could reasonably be expected to be material and adverse to the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, (ii) has or could reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under this Agreement, or (iii) result in the consolidated closing bid price of the Common Stock as reported on the OTCQB (the “Stock Price”) on any day during the term of this Agreement being less than 50% of the Stock Price on the Business Day immediately preceding the execution of this Agreement.

(n) Maturity Date” means the date that is the number of Business Days from the Commencement Date reasonably set by the Board.

(o) “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(p) “Principal Market” means the OTCQB; provided, however, that in the event the Company’s Common Stock is ever listed or traded on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the OTC Bulletin Board (it being understood that as used herein “OTC Bulletin Board” shall also mean any successor or comparable market quotation system or exchange to the OTC Bulletin Board such as the OTCQB marketplace operated by the OTC Markets Group, Inc.), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(q) “Purchase Amount” means, with respect to any particular purchase made hereunder, the number of Purchase Shares multiplied by the Purchase Price to be purchased by the Purchaser pursuant to Section 2 hereof.

(r) “Purchase Date” means with respect to any particular purchase made hereunder, the Business Day on which the Purchaser purchases the Purchase Shares pursuant to Section 2 hereof.

(s) “Purchase Price” means the Subscription Price

(t) “Purchase Shares” shall have the meaning set forth in Section 2(b) hereof.

(u) Intentionally Omitted.

(v) “SEC” means the U.S. Securities and Exchange Commission.

(w) “SEC Documents” means all reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the year preceding the date hereof, including the exhibits thereto and documents incorporated by reference therein.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) Intentionally Omitted.

(z) “Transfer Agent” means the transfer agent of the Company as set forth in Section 13(f) hereof or such other entity which is then serving as the transfer agent for the Company in respect of the Common Stock.

2. BACKSTOP PURCHASE COMMITMENT.

Subject to the terms and conditions set forth in this Agreement, each Purchaser severally and not jointly hereby agrees, following the expiration of the Rights Offering Extension Period, to purchase from the Company in the Backstop Offering, all Purchase Shares, at the Purchase Price, up to a maximum purchase equal to the Available Amount as follows:

(a) Determination of Purchase Shares. Following the expiration of the Rights Offering Extension Period, the Company will determine the number of Purchase Shares, if any, and will notify the Purchaser in writing of (i) the number of Unsubscribed Shares, and (ii) the number of shares to be purchased by the Purchaser in the Backstop Offering (the “Purchase Shares”).

(b) Automatic Purchases. Within two (2) Business Days following the satisfaction of the conditions (the “Commencement”) as set forth in Sections 7 and 8 below (the date of satisfaction of such conditions, the “Commencement Date”), and each successive fifteen (15) Business Day period commencing with the Commencement Date during the term of this Agreement, the Purchaser shall purchase from the Company in the Backstop Offering up to the number of Purchase Shares (as defined below) equal to the lesser of (i) One Million Dollars ($1,000,000) worth of Purchase Shares or (ii) 20% of the dollar trading volume of the Common Stock on the Principal Market on the five (5) Business Days immediately preceding the Purchase Date (each such purchase, a “Purchase” and such shares, “Purchase Shares”) at the Purchase Price on the Purchase Date. The Purchase Amount may be increased on a case-by-case basis as reasonably requested by the Company. With respect to each such Purchase, the Company must deliver the Purchase Shares on the Business Day following the Purchase Date.

(c) Payment for Purchase Shares. The Purchaser shall pay to the Company an amount equal to the Purchase Amount with respect to such Purchase Shares as full payment for such Purchase Shares, at each Purchaser’s option, in whole or in part via offset of any then outstanding Notes owed to Purchaser by Company, or by wire transfer of immediately available funds no later than four Business Days after a Purchase. The Company shall cause to be issued to the Purchaser the Purchase Shares in book-entry form delivered electronically via DWAC or DTC Fast system registered in the name of the Purchaser or its nominee. The Company shall not issue any fraction of a share of Common Stock upon any purchase. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(d) Compliance with Rules of Principal Market. The Company shall not issue any Purchase Shares pursuant to this Agreement if such issuance would reasonably be expected to result in a breach of the Company’s obligations under the rules and regulations of the Principal Market. The provisions of this Section 2(d) shall be implemented in a manner otherwise than in strict conformity with the terms hereof only if necessary to ensure compliance with the rules and regulations of the Principal Market.

(e) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Purchaser shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Purchaser and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Purchaser and its affiliates of more than 4.99% (or, if this limitation is waived by the Purchaser upon no less than 61 days’ prior notice to the Company, 9.99%) of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Purchaser, the Company shall confirm orally or in writing to the Purchaser within two (2) Business Days of such request the number of shares of Common Stock then outstanding. The Purchaser and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof.

3. INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Purchaser represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a) Organization and Qualification. The Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Purchaser is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Purchaser and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement.

(b) Authorization. The Purchaser has the power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Purchaser, and constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(c) Investment Purpose. The Purchaser is acquiring the Purchase Shares (“Securities”) as principal for its own account (this representation and warranty shall not limit the Purchaser’s right to sell the Securities at any time pursuant to the registration statement described herein or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(d) Information; Knowledge of Business; Financial Capacity. The Purchaser is familiar with the business in which the Company is engaged. The Purchaser has knowledge and experience in financial and business matters, is familiar with the investments such as the Common Stock, is fully aware of the risks involved in making an investment of this type, and is capable of evaluating the merits and risks of this investment. The Purchaser acknowledges that, before executing this Agreement, it had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has adequate capital and means of providing for current needs to sustain a complete loss of its investment in the Company.

(e) Availability of Funds. The Purchaser has and will have available sufficient funds to purchase the Purchase Shares as and when required hereunder.

(f) No Prior Short Selling. The Purchaser represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Purchaser, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Common Stock, (ii) any hedging transaction with respect to the Common Stock, or (iii) any transaction or arrangement which establishes or has the effect of establishing a net short position with respect to the Common Stock.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Purchaser that except as set forth in the SEC Documents and the Registration Statement (as hereinafter defined), or in the Disclosure Schedules attached to the Securities Purchase Agreement and incorporated herein by reference and made a part hereof, as of the date hereof and as of the Commencement Date:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Documents (each a “Subsidiary” and collectively the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each of the Company and its Significant Subsidiaries (which has the meaning set forth in Rule 1-02 of Regulation S-X) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Significant Subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the SEC Documents, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a Material Adverse Effect.

(c) Authorization. The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(d) No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any Significant Subsidiary is subject, or by which any property or asset of the Company or any Significant Subsidiary is bound or affected, (ii) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any Significant Subsidiary is a party of by which any property or asset of the Company or any Significant Subsidiary is bound or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right is not reasonably likely to result in a Material Adverse Effect, or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or by laws.

(e) No Organization Document Violation. Neither the Company nor any of its Significant Subsidiaries is in violation, breach or default under its certificate of incorporation, by-laws or other equivalent organizational or governing documents, except where the violation, breach or default in the case of a Significant Subsidiary of the Company is not reasonably likely to result in a Material Adverse Effect.

(f) Consents. All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(g) No Delisting. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for inclusion on the Principal Market. There is no action pending by the Company or, to the Company’s knowledge, the Principal Market, to delist the Common Stock from the Principal Market, nor has the Company received any notification that the Principal Market is contemplating terminating such listing. When issued, the Securities will be listed on the Principal Market. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(h) Validity of Shares. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the SEC Documents. Except for the issuances of options or restricted stock or restricted stock units in the ordinary course of business, since the respective dates as of which information is provided in the SEC Documents, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.

(i) Capitalization. As of the date hereof, the capitalization of the Company (excluding the issuance of Purchase Shares hereunder) is as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Documents, and except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(j) Taxes. Each of the Company and its Significant Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Significant Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Significant Subsidiary. The provisions for taxes payable, if any, shown on the consolidated financial statements filed with or as part of the SEC Documents are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in the SEC Documents (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Significant Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Significant Subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(k) SEC Documents. The SEC Documents represent all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof.

(l) No Material Misstatement. At the date hereof and at the Commencement Date, each SEC Document, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the SEC Documents. All statistical or market-related data included or incorporated by reference in the SEC Documents are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(m) Financial Statements. The consolidated financial statements of the Company, together with the related notes, included in the SEC Documents comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved present fairly the information required to be stated therein. No other financial statements, pro forma financial information or schedules are required under the Securities Act to be included in the SEC Documents.

(n) No Material Liabilities. Since the respective dates as of which information is given in the SEC Documents and the Registration Statement, (i) neither the Company nor any of its Significant Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (iii) there has not been any change in the capital stock of the Company or any of its Significant Subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding convertible notes, options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (iv) there has not been any material change in the Company’s long-term or short-term debt, and (v) there has not been the occurrence of any Material Adverse Effect.

(o) Books and Records. The Company makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, consistently applied and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Documents, there has not been a material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since January 1, 2018, and there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(p) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting with respect to the Company’s internal control over financial reporting.

(q) Acknowledgment Regarding Purchaser’s Status. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the Registration Rights Agreement (as hereinafter defined, together, the “Transaction Documents”) and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(r) Absence of Litigation. There is no pending or, to the knowledge of the Company, any threatened, action, suit or proceeding to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of the Company or its subsidiaries is the subject of before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(s) Permits. The Company and each of its Significant Subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(t) Title. The Company and its Significant Subsidiaries have good and marketable title to all property (whether real or personal) described in the SEC Documents as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its Significant Subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as are not material or do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(u) Sarbanes-Oxley Act Compliance. The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(v) Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(w) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company or any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(y) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Registration Rights. No other Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(aa) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(bb) Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(cc) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information that is not otherwise disclosed in (or incorporated by reference in) the SEC Documents, the Registration Statement or prospectus supplements thereto or otherwise made publicly available. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

5. COVENANTS.

(a) SEC Filings. The Company agrees to advise the Purchaser, as soon as reasonably practicable after the Company is advised or obtains knowledge thereof, with a confirmation in writing, of (i) the time when any amendment or supplement to the Prospectus has been filed, (ii) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding suspending the effectiveness of the Registration Statement relating to the Rights Offering (the “Registration Statement”) or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (iii) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the shares of Common Stock for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (iv) the receipt of any comments from the Commission directed toward the Registration Statement or any document incorporated therein by reference, and (v) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company shall use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible.

(b) Information about the Purchaser. The Purchaser agrees to furnish to the Company all information with respect to the Purchaser that may be necessary or appropriate and will ensure that any information furnished to the Company for the Prospectus by the Purchaser does not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Confidentiality. The Purchaser acknowledges that the information received by it pursuant to this Agreement is confidential and for its use only. The Purchaser will not use such information in violation of applicable law or disclose or disseminate any such information, including any information with respect to this Agreement or the transactions contemplated hereby, without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, except if such disclosure is required by applicable law or applicable stock market regulations, in which case the Purchaser shall consult in advance with respect to such disclosure with the Company to the extent reasonably practicable.

(d) Listing. The Company shall promptly secure the listing of all of the Purchase Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Purchaser copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this section.

(e) Limitation on Short Sales and Hedging Transactions. The Purchaser agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Purchaser and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(f) Due Diligence. The Purchaser shall have the right, from time to time as the Purchaser may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide information and reasonably cooperate with the Purchaser in connection with any reasonable request by the Purchaser related to the Purchaser’s due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or prospectus supplements thereto or otherwise publicly disclosed.

(g) Purchase Records. The Purchaser and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each purchase or shall use such other method, reasonably satisfactory to the Purchaser and the Company.

(h) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Purchaser made under this Agreement.

(i) No Variable Rate Transactions and Right of Participation. From the date hereof until the Maturity Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction other than in connection with an Exempt Issuance. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation any “full ratchet” or “weighted average” anti-dilution provisions) or (ii) enters into any agreement, including, but not limited to, an equity line of credit or at-the-market offering, during the period commencing on the date of this Agreement and ending on the first anniversary thereof, whereby the Company may sell securities at a future determined price. “Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or options to employees, officers, directors or vendors of the Company pursuant to any stock or option plan duly adopted for such purpose, by the Board of Directors or a majority of the members of a committee of directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by the Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions or strategic transactions can have a Variable Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. For six (6) Monthly Periods beginning from the date hereof other than the rights offering contemplated hereby, the Company agrees that, prior to entering into each and any definitive agreement for the sale directly or indirectly of any debt, Common Stock or Common Stock Equivalents primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, to which definitive agreement, or series of related definitive agreements taken together, there are two (2) or more counterparties (not including the Company) (a “Subsequent Transaction”), the Company shall provide reasonable, good faith notice to the Purchaser (“Offering Notice”) consistent with the notice given to all other potential investors in such Subsequent Transaction, including the relevant terms and conditions of such Subsequent Transaction as are delivered to all other potential investors, and the Purchaser shall have the right to participate on equivalent terms and conditions in up to 10% of such Subsequent Transaction by delivering notice to the Company by such deadline (the “Participation Deadline”) as shall be determined by the underwriter or the investment banker involved in the transaction, or in the absence of either an underwriter or an investment banker, the Company, and applicable to all potential investors in such Subsequent Transaction, which notice from Purchaser shall indicate Purchaser’s intention to participate in the Subsequent Transaction and the amount of its participation. In the event that the Purchaser does not provide notice prior to the Participation Deadline and the Company does not enter into such Subsequent Transaction within five (5) Business Days from the Offering Notice, the Company shall again be required to provide an Offering Notice as set forth herein. The Company shall deliver an Offering Notice for each and any Subsequent Transaction and agrees that it shall not execute any definitive documentation for any Subsequent Transaction whatsoever, unless it has first complied with this Section 5(j). Notwithstanding anything to the contrary in this Section 5(i) and unless otherwise agreed to by Purchaser, the Company shall either confirm in writing to Purchaser that the transaction with respect to the Subsequent Transaction has been abandoned or shall publicly disclose its intention to enter into the Subsequent Transaction, in either case in such a manner such that Purchaser will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offering Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Transaction has been made, and no notice regarding the abandonment of such transaction has been received by Purchaser, such transaction shall be deemed to have been abandoned and Purchaser shall no longer be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. If the Purchaser is in possession of any information that is reasonably deemed to be material, non-public information concerning the Company or any of its Subsidiaries during such five (5) Business Day period, the Purchaser agrees to keep such information confidential and shall not engage in transactions with respect to the Company’s securities, and the Company agrees not to deliver any Purchase Notice to the Purchaser, in each case during such five (5) Business Day (or shorter) period that the Purchaser may be reasonably deemed to be in possession of material, non-public information concerning the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Subsequent Transaction, the Company shall provide Purchaser with another Offering Notice in accordance with, and subject to, the terms of this Section 5(j) and Purchaser will again have the right of participation set forth in this Section 5(j).

6. TRANSFER AGENT INSTRUCTIONS.

The Company shall cause all of the Purchase Shares and shares of Common Stock underlying any warrants issued hereunder upon exercise (the “Warrant Shares”), to be issued under this Agreement to be issued without any restrictive legend unless the Purchaser expressly consents otherwise. The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue Purchase Shares and Warrant Shares in the name of the Purchaser in the form agreed to by the parties prior to the Commencement Date (the “Irrevocable Transfer Agent Instructions”). The Company warrants to the Purchaser that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6, will be given by the Company to the Transfer Agent with respect to the Purchase Shares and the Warrant Shares, and that the Purchase Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.

7. CONDITIONS TO THE PARTIES’ OBLIGATIONS.

(a) The obligations of the Company and the Purchaser to consummate the transactions contemplated hereunder in connection with the Backstop Offering are subject to the fulfillment or waiver, on or before the Commencement Date, of the following conditions:

(i) the Rights Offering shall have been consummated in accordance with the terms and conditions described in the Prospectus;

(ii) no judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Backstop Offering or the transactions contemplated by this Agreement; and

(iii) Purchaser shall have executed the Securities Purchase Agreement and the Closing shall have occurred thereunder.

8. CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of the Purchase Shares is subject to the satisfaction of each of the following conditions:

(a) The Purchaser shall have executed each of the Transaction Documents and delivered the same to the Company and Purchaser shall have purchased Notes pursuant to the Securities Purchase Agreement);

(b) A registration statement covering the sale of all of the Purchase Shares and Warrant Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC; and

(c) The representations and warranties of the Purchaser shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Purchaser shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Commencement Date.

9. CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Purchaser to purchase Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions and once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a) The Company shall have executed each of the Transaction Documents and delivered the same to the Purchaser;

(b) The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market and the Purchase Shares and the Warrant Shares shall be approved for listing upon the Principal Market;

(c) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Purchaser shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form agreed;

(d) The closing sales price per share of the Common Stock, as reported by the OTCQB or higher market, for each of the five (5) business days immediately preceding a Purchase shall be greater than the Subscription Price;

(e) To the extent the Rights Offering was not fully subscribed by July __, 2018, the Company shall have exercised its right to extend the duration of the Rights Offering for the additional 30-day extension period to August __, 2018, as described in the Prospectus, with the Closing of the Backstop Offering for the Unsubscribed Shares to occur at the end of such Rights Offering Extension Period;

(f) All of the officers and directors of the Company shall have executed and delivered a Lock-Up Agreement restricting the sale or other disposition of their shares of Common Stock for six months following the end of the Rights Offering Extension Period;

(g) As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, (i) solely for the purpose of effecting purchases of Purchase Shares hereunder, the necessary number of shares of Common Stock and (ii) as Warrant Shares in accordance with Section 5(e) hereof, the necessary number of shares of Common Stock;

(h) The Irrevocable Transfer Agent Instructions, in form acceptable to the parties shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent;

(i) The Company shall have delivered to the Purchaser a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) Business Days of the Commencement Date;

(j) The Company shall have delivered to the Purchaser a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form agreed;

(k) A legal opinion of counsel to the Company, in the form of Exhibit A attached hereto, shall have been delivered to Purchaser.

(l) A registration statement covering the sale of all of the Purchase Shares and the Warrant Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC. The Company shall have prepared and delivered to the Purchaser a final and complete form of prospectus, dated and current as of the Commencement Date, to be used by the Purchaser in connection with any sales of the Purchase Shares and any Warrant Shares, and to be filed by the Company one (1) Business Day after the Commencement Date. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Purchase Shares and Warrant Shares pursuant to this Agreement in compliance with such laws;

(m) No Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred; and

(n) The Company shall have provided the Purchaser with the information requested by the Purchaser in connection with its due diligence requests made prior to, or in connection with, the Commencement, in accordance with the terms of Section 5(f) hereof.

10. INDEMNIFICATION.

In consideration of the Purchaser’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all of its affiliates, shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (d) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, other than with respect to Indemnified Liabilities which directly and primarily result from the gross negligence or willful misconduct of the Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date Purchaser makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by Purchaser shall be conclusive evidence, absent manifest error, of the amount due from the Company to Purchaser.

11. EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a) while any registration statement is required to be maintained effective pursuant to the terms hereof, the effectiveness of a registration statement registering the Purchase Shares or Warrant Shares lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Purchaser for the resale of any or all of the Purchase Shares or Warrant Shares;

(b) the delisting of the Company’s Common Stock from the Principal Market; provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the OTC Bulletin Board (or nationally recognized successor thereto);

(c) the failure for any reason by the Transfer Agent to issue Purchase Shares or Warrant Shares to the Purchaser within five (5) Business Days after the applicable Purchase Date which the Purchaser is entitled to receive;

(d) the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(e) if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary; or

(g) if at any time after the Commencement Date, the Exchange Cap is reached (to the extent such Exchange Cap is applicable pursuant to Section 2(c) hereof).

In addition to any other rights and remedies under applicable law and this Agreement, including the Purchaser termination rights under Section 12 hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, the Purchaser shall not be permitted or obligated to purchase any shares of Common Stock under this Agreement.

12. TERMINATION

This Agreement may be terminated only as follows:

(a) If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under this Section 11(a) shall affect the Company’s or the Purchaser’s obligations under this Agreement with respect to pending purchases and the Company and the Purchaser shall complete their respective obligations with respect to any pending purchases under this Agreement.

(b) In the event that the Commencement shall not have occurred, the Company shall have the option to terminate this Agreement for any reason or for no reason without any liability whatsoever of any party to any other party under this Agreement.

(c) In the event that the Commencement shall not have occurred on or before December 31, 2018, due to the failure to satisfy the conditions set forth in Sections 6, 7 and 8 above with respect to the Commencement, the non-breaching party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party.

(d) The Purchaser may terminate this Agreement, (i) if consummation of the Rights Offering and/or the Backstop Offering is prohibited by applicable law, rules or regulations, or (ii) if the Company materially breaches its obligations under this Agreement and such breach is not cured within ten (10) business days following written notice thereof to the Company.

(e) The Company may terminate this Agreement (i) in the event the Company, in its reasonable judgment, determines that it is not in the best interests of the Company and its stockholders to proceed with the Rights Offering and/or the Backstop Offering, (ii) if consummation of the Rights Offering and/or the Backstop Offering is prohibited by applicable law, rules or regulations, or (iii) if the Purchaser breaches its obligations under this Agreement and such breach is not cured within ten (10) business days following written notice thereof to the Purchaser. No such termination of this Agreement under this Section 12(e) shall affect the Company’s or the Purchaser’s obligations under this Agreement with respect to pending purchases and the Company and the Purchaser shall complete their respective obligations with respect to any pending purchases under this Agreement.

(f) This Agreement shall automatically terminate on the date that the Company sells and the Purchaser purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement.

(g) If by the Maturity Date for any reason or for no reason the full Available Amount under this Agreement has not been purchased as provided for in Section 2 of this Agreement, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement.

(h) At the option of the Purchaser, at any time after the occurrence of an Purchaser Termination Event.

Except as set forth in Sections 12(a), 12(e) and 12(f), any termination of this Agreement pursuant to this Section 12 shall be effected by written notice from the Company to the Purchaser, or the Purchaser to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties and covenants of the Company and the Purchaser contained in Sections 3, 4, 5 and 6 hereof, the indemnification provisions set forth in Section 10 hereof and the agreements and covenants set forth in Sections 11, 12 and 13 shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall affect the Company’s or the Purchaser’s rights or obligations under this Agreement with respect to pending purchases and the Company and the Purchaser shall complete their respective obligations with respect to any pending purchases under this Agreement.

13. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature or a signature in a “.pdf” format data file.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers and email addresses for such communications shall be at such address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser, including by merger or consolidation. The Purchaser may not assign its rights or obligations under this Agreement.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Publicity. The Purchaser shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, the Purchaser, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with the Purchaser in connection with any such press release or other public disclosure prior to its release. The Purchaser must be provided with a copy thereof at least one Business Day prior to any release or use by the Company thereof.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Brokers and Financial Intermediaries. The Company represents and warrants to the Purchaser that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby, other than Source Capital Group, Inc., the dealer-manager for the Rights Offering, which will receive a dealer-manager fee of 8% of the gross proceeds raised by the Company in the Rights Offering and the Backstop Offering. The Purchaser represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each party shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by it relating to or arising out of the transactions contemplated hereby.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available to a party under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of a party contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit such party’s right to pursue actual damages for any failure by the other party to comply with the terms of this Agreement. Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party and that the remedy at law for any such breach may be inadequate. Each party therefore agrees that, in the event of any such breach or threatened breach, the other party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n) Amendment and Waiver. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

(o) Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Purchaser and the Company have caused this Backstop Commitment Purchase Agreement to be duly executed as of the date first written above.

DELCATH SYSTEMS, INC.	Address for Notice:

By:	1633 Broadway
Name: Jennifer K. Simpson	Suite 22C
Title: President and Chief Executive Officer	New York, New York 10019
Attention: Barbra Keck
With a copy to (which shall not constitute notice):	E-Mail: bkeck@delcath.com

Wexler Burkhart Hirschberg & Unger, LLP	377 Oak Street Concourse Level Garden City, NY 11530 Attention: Jolie Kahn e-mail: jkahn@WBHULAW.COM

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO DELCATH SYSTEMS, INC. BACKSTOP

COMMITMENT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Backstop Commitment Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

By:
Name:
Title:

Address for Notice to Purchaser:

Available Amount:

EIN Number (if applicable):

28